SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):           February 17, 2000


                              Neogen Corporation
            (Exact name of registrant as specified in its charter)


           Michigan                     0-17988              38-2367843
(State or other jurisdiction of       (Commission           (IRS Employer
        incorporation)                File Number)        Identification No.)


   620 Lesher Place, Lansing, Michigan                               48912
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:            (517) 372-9200


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        (Former name or former address, if changed since last report.)




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On February 17, 2000, Neogen Corporation purchased 100% of the common stock of Acumedia Manufacturers, Inc., with principal offices in Baltimore, Maryland. Acumedia, an internationally recognized producer of culture medias, was a wholly owned subsidiary of IDEXX Laboratories, Inc. There is no relationship between IDEXX and Neogen or any of their affiliates.

The consideration for the sale, which was determined through arms length negotiations, subject to certain post closing adjustments, was $2,850,000, which included cash at the closing of $2,400,000 and a one year 7% promissory note of $450,000, and up to an additional $1,000,000 based on levels of post closing revenues. The source of cash consideration was available Neogen cash balances.

Neogen intends to continue to operate the business at its present location.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) (1) and (b) (1) Financial Statements of the business acquired and any proforma financial statements of the business acquired will be filed within 60 days of March 2, 2000.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Neogen Corporation
                                          (Registrant)


Date:  March 2, 2000                      By:        s/ Richard R. Current
                                                 ----------------------------
                                                 Richard R. Current
                                                 Vice President and CFO



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